Intrepid Announces Third Quarter 2025 Results

Denver, CO, November 5, 2025 - Intrepid Potash, Inc. ("Intrepid", "the Company", "we", "us", or "our") (NYSE:IPI) today reported its results for the third quarter of 2025.

Third Quarter Highlights & Management Commentary
Full realization of first half 2025 price increases, steady demand for potash and Trio®, and solid unit economics led to another quarter of strong financial results, highlighted by:

•Total sales of $53.2 million;
•Net income of $3.7 million, or $0.28 per diluted share;
•Adjusted net income(1) of $1.5 million, or $0.11 per diluted share; and
•Adjusted EBITDA(1) of $12.0 million;

Kevin Crutchfield, Intrepid's Chief Executive Officer, commented: "We delivered another quarter of solid financial results and I want to thank our entire team for their commitment to safety and hard work. Our third quarter net income of $3.7 million and adjusted EBITDA of $12.0 million brings our respective year-to-date figures to $12.6 million and $45.0 million, which except for the record pricing in 2022, is the best performance since 2015.

Although our third quarter potash and Trio® sales volumes experienced normal seasonality, we saw pricing for both products move higher as we captured the entirety of first half price increases, which drove higher gross margins compared to the prior year. Trio® continues to be a clear standout for the Company, and we had another quarter of improved production, lower unit costs, and significant margin improvements.

Overall, potash market fundamentals remain solid and the U.S. agriculture market is showing signs of improvement which should support solid fertilizer demand going forward. I'm very pleased with our results and strong financial position, and want to again thank our team for their dedication to Intrepid."

Key Financial & Operational Metrics Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions unless otherwise stated)
Total sales	$53.2	$57.5	$222.5	$198.9
Gross margin	$10.6	$7.7	$39.5	$21.8
Net income (loss)	$3.7	$(1.8)	$11.6	$(5.8)
Net income (loss) per diluted share	$0.28	$(0.14)	$0.88	$(0.45)
Adjusted net income (loss)(1)	$1.5	$(0.3)	$12.6	$(2.3)
Adjusted net income (loss) per diluted share(1)	$0.11	$(0.02)	$0.95	$(0.18)
Adjusted EBITDA(1)	$12.0	$10.0	$45.0	$26.9
Cash flow from operations*	$(4.0)	$(4.3)	$46.9	$64.9

Potash sales volumes (in thousands and tons)	62	54	234	183
Average potash net realized sales price per ton(1)	$381	$356	$345	$387

Trio® sales volumes (in thousands and tons)	36	45	216	200
Average Trio® net realized sales price per ton(1)	$402	$312	$362	$305
*Please note that cash flow from operations for the nine months ended September 30, 2024 includes a $45 million payment we received pursuant to the terms of the Third Amendment to the Cooperative Development Agreement between Intrepid and XTO.

Project Updates
•HB Solar Solution Mine in Carlsbad, New Mexico
◦AMAX Cavern: We are proceeding with our evaluation of the AMAX Cavern project and are pursuing the necessary permits to drill the injection well and install the pipeline to tie AMAX into the HB cavern system. We expect to have the permits in place by the end of the first quarter of 2026.

•Conventional Underground East Mine in Carlsbad, New Mexico
◦East Mine: We continue to see strong operating efficiencies and higher production at our East Mine, and we expect to place another relatively new continuous miner into service in the first quarter of 2026. As such, we expect higher Trio® production rates of approximately 70 to 75 thousand tons per quarter in 2026.

Capital Expenditures
•In the third quarter of 2025, our capital expenditures totaled $7.7 million, bringing our year-to-date total to $20.2 million. We now expect our 2025 capital expenditures will be in the range of $30 to $34 million. Our 2025 spend includes approximately $5.0 million related to the HB AMAX Cavern, with the balance of our capital spend directed to sustaining projects across our potash and Trio® operations.

Liquidity

•As of October 31, 2025, our cash and cash equivalents totaled $74 million and we had no outstanding borrowings on our $150 million revolving credit facility that matures in August 2027.

Segment Highlights

Potash

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per ton data)
Sales	$32,479	$28,356	$110,050	$95,966
Gross margin	$6,264	$4,066	$13,625	$12,952

Potash sales volumes (in tons)	62	54	234	183
Potash production volumes (in tons)	41	51	178	178

Average potash net realized sales price per ton(1)	$381	$356	$345	$387

In the third quarter of 2025, our potash segment sales increased $4.1 million compared to the same prior year period. This was primarily driven by a 15% increase in our potash sales volumes to 62 thousand tons and a 7% increase in our average net realized sales price per ton(1) to $381.

We sold more tons of potash compared to the same prior year period owing to a 15% increase in production over the last twelve months. Our average net realized sales price per ton increased compared to the prior year as Midwest warehouse prices increased throughout the first half of the year owing to resilient U.S. potash demand, which was supported by an increase in planted corn acres in 2025, as well as solid global potash market fundamentals.

In the third quarter of 2025, our potash production of 41 thousand tons was 10 thousand tons lower than the same prior year period, as we delayed production at our HB facility for approximately three weeks to maximize late season evaporation. Despite the above average rainfall at HB this summer, our focus on operational efficiencies and cost discipline led to an improvement in our potash segment cost of goods sold ("COGS") per ton, which totaled $340 in the third quarter of 2025. This compares to $348 per ton in the third quarter of 2024 and $337 per ton in the second quarter of 2025.

Our segment gross margin increased by $2.2 million compared to the same prior year period, which was primarily driven by the higher sales volumes and pricing.

Trio®

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per ton data)
Sales	$18,094	$18,928	$101,148	$81,938
Gross margin	$4,370	$604	$22,890	$1,647

Trio® sales volume (in tons)	36	45	216	200
Trio® production volume (in tons)	70	62	202	184

Average Trio® net realized sales price per ton(1)	$402	$312	$362	$305

In the third quarter of 2025, Trio® segment sales decreased $1 million, or 4% compared to the same prior year period. Our Trio® sales decreased due to a 20% decrease in tons sold to 36 thousand tons, which was partially offset by a 29% increase in our average net realized sales price per ton(1) to $402.

The decrease in our Trio® sales volumes in the third quarter of 2025 was attributable to two factors: first, our Trio® demand was heavily weighted to the first half of 2025, where we sold a record 181 thousand tons; and second, normal seasonality as customers focused exclusively on third quarter application needs. Our Trio® average net realized sales price increased as first half price increases were fully realized and further supported by strengthening sulfate and potassium components of Trio® during the spring season. More specifically, sulfate products were in tight supply throughout the spring, but we do expect this to moderate as we end the year.

We continue to see strong efficiencies and lower operating expenses related to the continuous miners we commissioned, as well as from last year's restart of our fine langbeinite recovery system. Our Trio® production of 70 thousand tons represents an increase of eight thousand tons compared to the same prior year period, while our Trio® segment COGS per ton totaled $257, which compares to $272 per ton in the third quarter of 2024, and $235 per ton in the second quarter of 2025. Our third quarter 2025 COGS per ton increased compared to the second quarter of 2025 due to a higher mix of premium Trio® sales, which have higher associated costs, as well as lower sales volumes.

Our Trio® segment generated gross margin of $4.4 million in the third quarter of 2025, which compares to $0.6 million in the same prior year period, with the increase primarily attributable to the higher average net realized sales price per ton, as well as an improvement in our Trio® segment COGS per ton.

Oilfield Solutions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Sales	$2,686	$10,324	$11,410	$21,186
Gross (deficit) margin	$(60)	$3,062	$2,948	$7,191

In the third quarter of 2025, our oilfield solutions segment sales decreased $7.6 million compared to the same prior year period, which was driven by a $7.4 million decrease in water sales. Our water sales reflect lower oilfield activity on and around the Intrepid South Ranch, as well as from lower sales on our Caprock well system, while our third quarter of 2024 also had the largest frac job in company history. Our surface use and easement revenues fluctuate based on the timing of recognizing revenue from the various performance obligations contained in the underlying agreements, which also contributed to the decrease in our third quarter 2025 revenue.

In the third quarter of 2025, our COGS decreased by $4.5 million compared to the same prior year period, which was primarily attributable to reduced purchases of third party water. We had a segment gross deficit of $60 thousand, which represents a decrease of $3.1 million, due to the factors discussed above.

Notes
1 Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) and average net realized sales price per ton are non-GAAP financial measures. See the non-GAAP reconciliations set forth later in this press release for additional information.
Unless expressly stated otherwise or the context otherwise requires, references to tons in this press release refer to short tons. One short ton equals 2,000 pounds. One metric tonne, which many international competitors use, equals 1,000 kilograms or 2,204.62 pounds.

Conference Call Information
Intrepid will host a conference call on Thursday, November 6, 2025, at 12:00 p.m. Eastern Time to discuss the results and other operating and financial matters and answer investor questions. Management invites you to listen to the conference call by using the toll-free dial-in number 1 (800) 715-9871 or International dial-in number 1 (646) 307-1963; please use conference ID 1179359. The call will also be streamed on the Intrepid website, intrepidpotash.com. A recording of the conference call will be available approximately two hours after the completion of the call by dialing 1 (800) 770-2030 for toll-free, 1 (609) 800-9909 for International, or at intrepidpotash.com. The replay of the call will require the input of the replay access code 1179359. The recording will be available through November 13, 2025.

About Intrepid
Intrepid is a diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products essential for customer success in agriculture, animal feed, and the oil and gas industry. Intrepid is the only U.S. producer of muriate of potash, which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications, and used as an ingredient in animal feed. In addition, Intrepid produces a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate, in a single particle. Intrepid also provides water, magnesium chloride, brine, and various oilfield products and services. Intrepid serves diverse customers in markets where a logistical advantage exists and is a leader in the use of solar evaporation for potash production, resulting in lower cost and more environmentally friendly production. Intrepid's mineral production comes from three solar solution potash facilities and one conventional underground Trio® mine.

Intrepid routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Relations tab. Investors and other interested parties are encouraged to enroll at intrepidpotash.com, to receive automatic email alerts for new postings.

Forward-looking Statements
This press release contains forward-looking statements - that is, statements about future, not past, events. The forward-looking statements in this press release relate to, among other things, statements about Intrepid's future financial performance, cash flow from operations expectations, water sales, production costs, operating plans, its market outlook, and statements regarding future production. These statements are based on assumptions that Intrepid believes are reasonable. Forward-looking statements by their nature address matters that are uncertain. The particular uncertainties that could cause Intrepid's actual results to be materially different from its forward-looking statements include the following:

•changes in the price, demand, or supply of our products and services;
•challenges and legal proceedings related to our water rights;
•our ability to successfully identify and implement any opportunities to grow our business whether through expanded sales of water, Trio®, byproducts, and other non-potassium related products or other revenue diversification activities;
•the costs of, and our ability to successfully execute, any strategic projects;
•declines or changes in agricultural production or fertilizer application rates;
•declines in the use of potassium-related products or water by oil and gas companies in their drilling operations;
•our ability to prevail in outstanding legal proceedings against us;
•our ability to comply with the terms of our revolving credit facility, including any underlying covenants;
•write-downs of the carrying value of assets;

•circumstances that disrupt or limit production, including operational difficulties or variances, geological or geotechnical variances, equipment failures, environmental hazards, and other unexpected events or problems;
•changes in reserve estimates;
•currency fluctuations;
•adverse changes in economic conditions or credit markets;
•the impact of governmental regulations, including environmental and mining regulations, the enforcement of those regulations, and governmental policy changes;
•the impact of trade tariffs and any potential changes to them we are unable to mitigate;
•weather events, including events affecting precipitation and evaporation rates at our solar solution mines;
•increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise;
•changes in management and the board of directors, and our reliance on key personnel, including our ability to identify, recruit, and retain key personnel;
•changes in the prices of raw materials, including chemicals, natural gas, and power;
•our ability to obtain and maintain any necessary governmental permits or leases relating to current or future operations;
•interruptions in rail or truck transportation services, or fluctuations in the costs of these services;
•our inability to fund necessary capital investments;
•global inflationary pressures and supply chain challenges;
•the impact of global health issues, and other global disruptions on our business, operations, liquidity, financial condition and results of operations; and
•the other risks, uncertainties, and assumptions described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2024 and in other reports we file with the SEC.

In addition, new risks emerge from time to time. It is not possible for Intrepid to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements Intrepid may make. All information in this document speaks as of the date of this release. New information or events after that date may cause our forward-looking statements in this document to change. We undertake no obligation to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.

Contact:
Evan Mapes, CFA, Investor Relations Manager
Phone: 303-996-3042
Email: evan.mapes@intrepidpotash.com

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$53,219	$57,549	$222,451	$198,891
Less:
Freight costs	6,579	8,022	35,081	30,275
Warehousing and handling costs	2,609	3,058	9,213	8,733
Cost of goods sold	33,051	38,266	136,534	135,767
Lower of cost or net realizable value inventory adjustments	406	471	2,160	2,326
Gross Margin	10,574	7,732	39,463	21,790

Selling and administrative	9,000	9,154	27,128	25,448
Accretion of asset retirement obligation	657	623	1,972	1,867
Impairment of long-lived assets	—	874	1,866	3,082
(Gain) loss on sale of assets	(2,239)	134	(3,695)	626
Other operating income	(1,145)	(1,370)	(3,651)	(4,029)
Other operating expense	970	540	4,220	2,953
Operating Income (Loss)	3,331	(2,223)	11,623	(8,157)

Other Income (Expense)
Equity in (loss) earnings of unconsolidated entities	(86)	(289)	(318)	(256)
Interest expense, net	(36)	—	(207)	—
Interest income	776	536	1,802	1,327
Other income (expense)	24	136	(796)	204
Income (Loss) Before Income Taxes	4,009	(1,840)	12,104	(6,882)

Income Tax (Expense) Benefit	(264)	7	(490)	1,086
Net Income (Loss)	$3,745	$(1,833)	$11,614	$(5,796)

Weighted Average Shares Outstanding:
Basic	13,031	12,908	12,978	12,871
Diluted	13,190	12,908	13,150	12,871
Income (Loss) Per Share:
Basic	$0.29	$(0.14)	$0.89	$(0.45)
Diluted	$0.28	$(0.14)	$0.88	$(0.45)

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$77,207	$41,309
Short-term investments	—	989
Accounts receivable:
Trade, net	25,024	22,465
Other receivables, net	3,184	763
Inventory, net	110,860	112,968
Prepaid expenses and other current assets	5,259	5,269
Total current assets	221,534	183,763

Property, plant, equipment, and mineral properties, net	334,150	344,338
Water rights	19,184	19,184
Long-term parts inventory, net	30,423	33,775
Long-term investments	236	3,571
Other assets, net	11,010	9,889
Total Assets	$616,537	$594,520

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$9,241	$8,616
Accrued liabilities	12,516	9,483
Accrued employee compensation and benefits	10,398	9,842
Other current liabilities	10,087	10,062
Total current liabilities	42,242	38,003

Asset retirement obligation, net of current portion	34,326	32,354
Operating lease liabilities	1,790	780
Finance lease liabilities	1,921	1,838
Deferred other income, long-term	43,797	45,489
Other non-current liabilities	1,729	1,664
Total Liabilities	125,805	120,128

Commitments and Contingencies
Common stock, $0.001 par value; 40,000,000 shares authorized;
13,116,675 and 12,908,078 shares outstanding
at September 30, 2025, and December 31, 2024, respectively	14	14
Additional paid-in capital	673,171	668,445
Accumulated deficit	(160,441)	(172,055)
Less treasury stock, at cost	(22,012)	(22,012)
Total Stockholders' Equity	490,732	474,392
Total Liabilities and Stockholders' Equity	$616,537	$594,520

INTREPID POTASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$3,745	$(1,833)	$11,614	$(5,796)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	9,431	9,033	29,482	26,931
Accretion of asset retirement obligation	657	623	1,972	1,867
Amortization of deferred financing costs	75	75	226	226
Amortization of intangible assets	82	82	246	246
Stock-based compensation	1,380	178	3,774	2,735
Lower of cost or net realizable value inventory adjustments	406	471	2,160	2,326
Impairment of long-lived assets	—	874	1,866	3,082
(Gain) loss on disposal of assets	(2,239)	134	(3,695)	626
Allowance for doubtful accounts	—	—	62	—
Allowance for parts inventory obsolescence	294	171	2,335	643
Loss on equity investment	—	101	888	101
Equity in loss (earnings) of unconsolidated entities	86	289	318	256
Changes in operating assets and liabilities:
Trade accounts receivable, net	(4,276)	(10,605)	(2,622)	(10,146)
Other receivables, net	(950)	(995)	(2,432)	(1,245)
Inventory, net	(12,636)	(9,774)	965	(448)
Prepaid expenses and other current assets	(2,396)	(2,501)	(1,569)	(226)
Deferred tax assets, net	—	(65)	—	(1,179)
Accounts payable, accrued liabilities, and accrued employee compensation and benefits	6,118	10,901	4,339	4,009
Operating lease liabilities	(357)	(334)	(847)	(1,074)
Deferred other income	(564)	(564)	(1,692)	43,308
Other liabilities	(2,843)	(603)	(517)	(1,306)
Net cash (used in) provided by operating activities	(3,987)	(4,342)	46,873	64,936

Cash Flows from Investing Activities:
Additions to property, plant, equipment, mineral properties and other assets	(7,748)	(9,609)	(20,157)	(32,583)
Proceeds from sale of assets	2,361	5	5,843	4,656
Proceeds from redemptions/maturities of investments	—	500	1,000	2,000
Other investing, net	—	—	2,129	416
Net cash used in investing activities	(5,387)	(9,104)	(11,185)	(25,511)

Cash Flows from Financing Activities:
Repayments of short-term borrowings on credit facility	—	—	—	(4,000)
Payments of financing lease	(235)	(180)	(735)	(680)
Employee tax withholding paid for restricted stock upon vesting	(34)	—	(890)	(775)
Proceeds from exercise of stock options	1,804	—	1,842	—
Net cash provided by (used in) financing activities	1,535	(180)	217	(5,455)

Net Change in Cash, Cash Equivalents and Restricted Cash	(7,839)	(13,626)	35,905	33,970
Cash, Cash Equivalents and Restricted Cash, beginning of period	85,642	52,247	41,898	4,651
Cash, Cash Equivalents and Restricted Cash, end of period	$77,803	$38,621	$77,803	$38,621

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

To supplement Intrepid's consolidated financial statements, which are prepared and presented in accordance with GAAP, Intrepid uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures include adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted EBITDA, and average net realized sales price per ton. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Intrepid believes these non-GAAP financial measures provide useful information to investors for analysis of its business. Intrepid uses these non-GAAP financial measures as one of its tools in comparing period-over-period performance on a consistent basis and when planning, forecasting, and analyzing future periods. Intrepid believes these non-GAAP financial measures are used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share

Adjusted net income (loss) and adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per diluted share adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers these non-GAAP financial measures to be useful because they allow for period-to-period comparisons of its operating results excluding items that Intrepid believes are not indicative of its fundamental ongoing operations.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net Income (Loss)	$3,745	$(1,833)	$11,614	$(5,796)
Adjustments
Impairment of long-lived assets	—	874	1,866	3,082
(Gain) loss on sale of assets	(2,239)	134	(3,695)	626
CEO separation costs, net	—	1,050	—	1,050
Employee separation costs	—	—	638	—
Unpermitted discharge penalty	—	—	2,155	—
Calculated income tax effect(1)	—	(535)	—	(1,237)
Total adjustments	(2,239)	1,523	964	3,521
Adjusted Net Income (Loss)	$1,506	$(310)	$12,578	$(2,275)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income (Loss) Per Diluted Share	$0.28	$(0.14)	$0.88	$(0.45)
Adjustments
Impairment of long-lived assets	—	0.07	0.14	0.24
(Gain) loss on sale of assets	(0.17)	0.01	(0.28)	0.05
CEO separation costs, net	—	0.08	—	0.08
Employee separation costs	—	—	0.05	—
Unpermitted discharge penalty	—	—	0.16	—
Calculated income tax effect(1)	—	(0.04)	—	(0.10)
Total adjustments	(0.17)	0.12	0.07	0.27
Adjusted Net Income (Loss) Per Diluted Share	$0.11	$(0.02)	$0.95	$(0.18)

(1) Assumes an annual effective tax rate of 0% and 26% for 2025 and 2024, respectively.

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is calculated as net income (loss) adjusted for certain items that impact the comparability of results from period to period, as set forth in the reconciliation below. Intrepid considers adjusted EBITDA to be useful, and believe it to be useful for investors, because the measure reflects Intrepid's operating performance before the effects of certain non-cash items and other items that Intrepid believes are not indicative of its core operations. Intrepid uses adjusted EBITDA to assess operating performance.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net Income (Loss)	$3,745	$(1,833)	$11,614	$(5,796)
Impairment of long-lived assets	—	874	1,866	3,082
(Gain) loss on sale of assets	(2,239)	134	(3,695)	626
CEO separation costs, net	—	1,050	—	1,050
Employee separation costs	—	—	638	—
Unpermitted discharge penalty	—	—	2,155	—
Interest expense	36	—	207	—
Income tax expense (benefit)	264	(7)	490	(1,086)
Depreciation, depletion, and amortization	9,431	9,033	29,482	26,931
Amortization of intangible assets	82	82	246	246
Accretion of asset retirement obligation	657	623	1,972	1,867
Total adjustments	8,231	11,789	33,361	32,716
Adjusted EBITDA	$11,976	$9,956	$44,975	$26,920

INTREPID POTASH, INC.
UNAUDITED NON-GAAP RECONCILIATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

Average Potash and Trio® Net Realized Sales Price per Ton
Average net realized sales price per ton for potash is calculated as potash segment sales less potash segment byproduct sales and potash freight costs and then dividing that difference by the number of tons of potash sold in the period. Likewise, average net realized sales price per ton for Trio® is calculated as Trio® segment sales less Trio® segment byproduct sales and Trio® freight costs and then dividing that difference by Trio® tons sold. Intrepid considers average net realized sales price per ton to be useful, and believe it to be useful for investors, because it shows Intrepid's potash and Trio® average per ton pricing without the effect of certain transportation and delivery costs. When Intrepid arranges transportation and delivery for a customer, it includes in revenue and in freight costs the costs associated with transportation and delivery. However, some of Intrepid's customers arrange for and pay their own transportation and delivery costs, in which case these costs are not included in Intrepid's revenue and freight costs. Intrepid uses average net realized sales price per ton as a key performance indicator to analyze potash and Trio® sales and price trends.

Reconciliation of Sales to Average Net Realized Sales Price per Ton:

	Three Months Ended September 30,
	2025		2024
(in thousands, except per ton amounts)	Potash	Trio®	Potash	Trio®
Total Segment Sales	$32,479	$18,094	$28,356	$18,928
Less: Segment byproduct sales	6,155	161	6,664	41
Freight costs	2,673	3,473	2,488	4,864
Subtotal	$23,651	$14,460	$19,204	$14,023

Divided by:
Tons sold	62	36	54	45
Average net realized sales price per ton	$381	$402	$356	$312

	Nine Months Ended September 30,
	2025		2024
(in thousands, except per ton amounts)	Potash	Trio®	Potash	Trio®
Total Segment Sales	$110,050	$101,148	$95,966	$81,938
Less: Segment byproduct sales	18,604	345	17,724	354
Freight costs	10,669	22,646	7,505	20,498
Subtotal	$80,777	$78,157	$70,737	$61,086

Divided by:
Tons sold	234	216	183	200
Average net realized sales price per ton	$345	$362	$387	$305

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

	Three Months Ended September 30, 2025
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$26,324	$—	$—	$(40)	$26,284
Trio®	—	17,933	—	—	17,933
Water	—	—	558	—	558
Salt	2,516	161	—	—	2,677
Magnesium Chloride	1,966	—	—	—	1,966
Brine Water	1,673	—	987	—	2,660
Other	—	—	1,141	—	1,141
Total Revenue	$32,479	$18,094	$2,686	$(40)	$53,219

	Nine Months Ended September 30, 2025
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$91,446	$—	$—	$(157)	$91,289
Trio®	—	100,803	—	—	100,803
Water	—	—	2,617	—	2,617
Salt	8,820	345	—	—	9,165
Magnesium Chloride	4,737	—	—	—	4,737
Brine Water	5,047	—	3,221	—	8,268
Other	—	—	5,572	—	5,572
Total Revenue	$110,050	$101,148	$11,410	$(157)	$222,451

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

	Three Months Ended September 30, 2024
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$21,692	$—	$—	$(59)	$21,633
Trio®	—	18,887	—	—	18,887
Water	—	—	7,918	—	7,918
Salt	2,720	41	—	—	2,761
Magnesium Chloride	2,116	—	—	—	2,116
Brine Water	1,808	—	943	—	2,751
Other	20	—	1,463	—	1,483
Total Revenue	$28,356	$18,928	$10,324	$(59)	$57,549

	Nine Months Ended September 30, 2024
Product	Potash Segment	Trio® Segment	Oilfield Solutions Segment	Intersegment Eliminations	Total
Potash	$78,242	$—	$—	$(199)	$78,043
Trio®	—	81,584	—	—	81,584
Water	—	—	12,659	—	12,659
Salt	9,199	354	—	—	9,553
Magnesium Chloride	3,467	—	—	—	3,467
Brine Water	4,975	—	3,236	—	8,211
Other	83	—	5,291	—	5,374
Total Revenue	$95,966	$81,938	$21,186	$(199)	$198,891

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

Three Months Ended September 30, 2025	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$32,479	$18,094	$2,686	$(40)	$53,219
Less: Freight costs	3,146	3,473	—	(40)	6,579
Warehousing and handling costs	1,613	996	—	—	2,609
Cost of goods sold	21,050	9,255	2,746	—	33,051
Lower of cost or net realizable value inventory adjustments	406	—	—	—	406
Gross Margin (Deficit)	$6,264	$4,370	$(60)	$—	$10,574
Depreciation, depletion, and amortization incurred[1]	$7,275	$824	$945	$469	$9,513

Nine Months Ended September 30, 2025	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$110,050	$101,148	$11,410	$(157)	$222,451
Less: Freight costs	12,592	22,646	—	(157)	35,081
Warehousing and handling costs	5,142	4,071	—	—	9,213
Cost of goods sold	76,531	51,541	8,462	—	136,534
Lower of cost or net realizable value inventory adjustments	2,160	—	—	—	2,160
Gross Margin	$13,625	$22,890	$2,948	$—	$39,463
Depreciation, depletion, and amortization incurred[1]	$22,828	$2,538	$2,907	$1,455	$29,728

INTREPID POTASH, INC.
DISAGGREGATION OF REVENUE AND SEGMENT DATA (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(In thousands)

Three Months Ended September 30, 2024	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$28,356	$18,928	$10,324	$(59)	$57,549
Less: Freight costs	3,217	4,864	—	(59)	8,022
Warehousing and handling costs	1,819	1,239	—	—	3,058
Cost of goods sold	18,783	12,221	7,262	—	38,266
Lower of cost or net realizable value inventory adjustments	471	—	—	—	471
Gross Margin	$4,066	$604	$3,062	$—	$7,732
Depreciation, depletion, and amortization incurred[1]	$6,670	$864	$1,134	$447	$9,115

Nine Months Ended September 30, 2024	Potash	Trio®	Oilfield Solutions	Other	Consolidated
Sales	$95,966	$81,938	$21,186	$(199)	$198,891
Less: Freight costs	9,976	20,498	—	(199)	30,275
Warehousing and handling costs	4,889	3,844	—	—	8,733
Cost of goods sold	65,823	55,949	13,995	—	135,767
Lower of cost or net realizable value inventory adjustments	2,326	—	—	—	2,326
Gross Margin	$12,952	$1,647	$7,191	$—	$21,790
Depreciation, depletion and amortization incurred[1]	$19,819	$2,599	$3,400	$1,359	$27,177
(1) Depreciation, depletion, and amortization incurred for potash and Trio® excludes depreciation, depletion, and amortization amounts absorbed in or relieved from inventory.